Exhibit 99.1

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction and Basis of Presentation

As previously disclosed, a wholly owned subsidiary of the Company (the “Highlands Sublessor”) entered into a sublease agreement on July 17, 2015, pursuant to which the Highlands Sublessor will lease one skilled nursing facility located in Arkansas to an affiliate of Aria Health Group, LLC (the “Highlands Sublessee”). Affiliates of the Company and Aria Health Group, LLC had entered into a sublease agreement, dated January 16, 2015, for the same facility but it was mutually terminated on April 30, 2015. The sublease agreement dated July 17, 2015 became effective on November 1, 2015, and the operations of the facility were transferred to the Highlands Sublessee on such date.
The facility for which the sublease agreement became effective on November 1, 2015 is as follows:

•	River Valley Health and Rehabilitation Center, a 129-bed skilled nursing facility located in Fort Smith, Arkansas.

The Highlands Sublessee is part of an affiliated group of eight additional entities for which the Company has entered into separate sublease agreements with affiliates of Aria Health Group, LLC. For a description of these arrangements, see: (i) “Notes to Consolidated Financial Statements (unaudited) - Note 7. Leases - Arkansas Leases” included in “Item 1. Financial Information” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015; and (ii) the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2015, which description is incorporated herein by reference.

The sublease agreement pertaining to the River Valley Health and Rehabilitation Center is in addition to several other sublease agreements which became effective on April 1, 2015, May 1, 2015, June 1, 2015, July 1, 2015, August 1, 2015, and September 30, 2015. See the Company’s Current Reports on Form 8-K filed on April 7, 2015, May 6, 2015, June 5, 2015, July 7, 2015, August 5, 2015, and October 6, 2015, respectively, for a description of these other sublease agreements. On a cumulative basis, the Company has entered into 23 sublease agreements (the "Cumulative Subleases") which are currently effective and under which operations of the applicable facilities have been transferred to third-party operators.

River Valley Sublease Agreement

The sublease agreement is structured as triple net lease wherein the Highlands Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial term of the sublease agreement will expire on April 30, 2030 and may be renewed once, upon the exercise of the Highlands Sublessee’s option assuming the satisfaction of certain conditions, for an additional five year period. The annual rent under the sublease agreement in the first year will be approximately $0.5 million, and the annual rent will escalate as follows: (i) in year two to approximately $0.6 million; (ii) by 102% of the immediately preceding year’s base rent in year three; (iii) by 103% of the immediately preceding year’s base rent in years four through six; and (iv) by 103.5% of the immediately preceding year’s base rent in years seven through fifteen. In connection with the sublease agreement, the current licensed operator of the facility, a wholly-owned subsidiary of the Highlands Sublessor, and the Highlands Sublessee also entered into an operations transfer agreement with respect to the facility, containing customary terms and conditions relating to the transfer of operations thereof.

Companions Specialized Care
As previously disclosed, on April 29, 2015, a wholly-owned subsidiary of the Company (the "Companions Seller") entered into an asset purchase agreement (the “Companions Sale Agreement”) with Gracewood Manor, LLC, an Oklahoma limited liability company (the “Companions Purchaser”), to sell Companions Specialized Care, a 102-bed skilled nursing facility located in Tulsa, Oklahoma ("Companions"). The Companions Sale Agreement was amended on May 19, 2015 and on September 30, 2015, to extend the closing date from July 1, 2015 to October 1, 2015, and from October 1, 2015 to October 31, 2015, respectively. In connection with entering into the Companions Sale Agreement, the Companions Seller and Companions Purchaser entered into an operations transfer agreement to transfer the operations of Companions concurrent with the closing of the asset purchase agreement.

On October 30, 2015, the Company completed the sale of Companions for $3.5 million less customary closing and certain real property apportionments. Proceeds were used to repay certain mortgage indebtedness and for working capital purposes. Concurrent with the closing of the sale, the operations of Companions were transferred to the Companions Purchaser.

Pro Forma Financials

The unaudited pro forma balance sheet as of June 30, 2015 is based on the historical balance sheet of the Company as of June 30, 2015 after giving effect to the commencement of the Cumulative Subleases and sale of Companions as of such date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2015 and for the year ended December 31, 2014 are based on the historical statement of operations of the Company for the six months ending June 30, 2015 and for the year ending December 31, 2014, respectively, giving effect to the commencement of the Cumulative Subleases and sale of Companions as of January 1, 2014.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements were directly attributable to the commencement of the Cumulative Subleases and sale of Companions, based upon available information and assumptions, which we consider to be reasonable, and made solely for purposes of developing such unaudited pro forma financial information in compliance with the disclosure requirements of the SEC. The unaudited pro forma consolidated financial information is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Cumulative Subleases and sale of Companions commenced on the dates indicated.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company's 2014 Annual Report on Form 10-K, filed on March 31, 2015, the Company's Current Report on Form 8-K, filed on April 7, 2015, the Company's Current Report on Form 8-K, filed on May 6, 2015, the Company's Current Report on Form 8-K, filed on June 5, 2015, the Company's Current Report on Form 8-K, filed on July 7, 2015, the Company's Current Report on Form 8-K, filed on August 5, 2015, the Company's 2nd Quarter 2015 Periodic Report on Form 10-Q, filed on August 13, 2015, and the Company's Current Report on Form 8-K, filed on October 6, 2015.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2015
(Amounts in thousands)

	Unaudited			Pro Forma
	June 30, 2015	Adjustments		June 30, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$15,340	$482	(1) (2) (3) (4) (6)	$15,822
Restricted cash and investments	8,354	—		8,354
Accounts receivable, net	16,654	—		16,654
Prepaid expenses and other	3,327	56	(2)	3,383
Deferred tax asset	569	—		569
Assets of disposal group held for sale	10,242	(5,430)	(6)	4,812
Assets of variable interest entity held for sale	5,894	—		5,894
Total current assets	60,380	(4,892)		55,488

Restricted cash and investments	6,009	—		6,009
Property and equipment, net	128,693	—		128,693
Intangible assets, net	6,225	—		6,225
Goodwill	4,224	—		4,224
Lease Deposits	1,816	—		1,816
Deferred loan costs, net	3,491	—		3,491
Other assets	2,286	347	(2)	2,633
Total assets	$213,124	$(4,545)		$208,579

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$12,283	$—		$12,283
Accounts payable and accrued expenses	24,498	(416)	(3)	24,082
Liabilities of disposal group held for sale	9,398	(5,000)	(6)	4,398
Liabilities of variable interest entity held for sale	5,870	—		5,870
Total current liabilities	52,049	(5,416)		46,633

Notes payable and other debt	118,739	—		118,739
Other liabilities and security deposits	2,947	465	(4)	3,412
Deferred tax liability	605	—		605
Total liabilities	174,340	(4,951)		169,389

Preferred stock	47,950	—		47,950
Stockholders' equity:
Common stock and additional paid-in-capital	62,036	—		62,036
Accumulated deficit	(68,262)	406	(5) (6)	(67,856)
Total stockholders' equity	(6,226)	406		(5,820)
Noncontrolling interest in subsidiary	(2,940)	—		(2,940)
Total equity	(9,166)	406		(8,760)
Total liabilities and equity	$213,124	$(4,545)		$208,579
Notes:
(1)     Lease inducement cash disbursements made to lessees
(2)    Principal on lease inducements
(3)    Cash paid for vacation accrual reduction due to transfer of employees to lessees
(4)    Security deposits from tenants
(5)    Interest on lease inducements
(6) Sale of Companions

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2015
(Amounts in thousands, except per share data)

	Unaudited			Pro Forma
	Six Months Ended			Six Months Ended
	June 30, 2015	Adjustments		June 30, 2015

Revenues:
Patient care revenues	$38,088	$(22,231)	(1)	$15,857
Management revenues	474	—		474
Rental revenues	5,545	7,042	(2)	12,587
Total revenues	44,107	(15,189)		28,918

Expenses:
Cost of services	33,822	(18,446)	(1)	15,376
General and administrative expenses	5,683	(1,903)	(3)	3,780
Facility rent expense	3,021	—		3,021
Depreciation and amortization	3,473	—		3,473
Salary retirement and continuation costs	(47)	—		(47)
Total expenses	45,952	(20,349)		25,603
Income (Loss) from Operations	(1,845)	5,160		3,315

Other Income (Expense):
Interest expense, net	(4,769)	137	(4) (5)	(4,632)
Loss on extinguishment of debt	(680)	—		(680)
Other expense	(480)	—		(480)
Total other expense, net	(5,929)	137		(5,792)

Loss from Continuing Operations Before Income Taxes	(7,774)	5,297		(2,477)
Income tax expense	(20)	—		(20)
Loss from Continuing Operations	$(7,794)	$5,297		$(2,497)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.40)			$(0.13)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.40)			$(0.13)

Weighted Average Shares Outstanding:
Basic	19,499			19,499
Diluted	19,499			19,499

Notes:
(1)     Eliminate results of operations for the Cumulative Subleases
(2)    Straight line rental revenue resulting from the Cumulative Subleases

(3)	Eliminate management's estimated general and administrative expense related to the Cumulative Subleases
(4)     Imputed interest payments on special rent
(5)    Eliminate interest expense on line of credit

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands, except per share data)

	Audited			Pro Forma
	For the Year Ended			For the Year Ended
	December 31, 2014	Adjustments		December 31, 2014

Revenues:
Patient care revenues	$189,989	$(153,412)	(1)	$36,577
Management revenues	1,493	—		1,493
Rental revenues	1,832	19,610	(2)	21,442
Total revenues	193,314	(133,802)		59,512

Expenses:
Cost of services	159,434	(127,697)	(1)	31,737
General and administrative expenses	15,541	(5,349)	(3)	10,192
Facility rent expense	7,080	—		7,080
Depreciation and amortization	7,300	—		7,300
Salary retirement and continuation costs	2,636	—		2,636
Total expenses	191,991	(133,046)		58,945
Income (Loss) from Operations	1,323	(756)		567

Other Income (Expense):
Interest expense, net	(10,780)	428	(4) (5)	(10,352)
Acquisition costs, net of gains	(8)	—		(8)
Loss on extinguishment of debt	(1,803)	—		(1,803)
Loss on legal settlement	(600)	—		(600)
Loss on disposal of assets	(7)	—		(7)
Other expense	(888)	—		(888)
Total other expense, net	(14,086)	428		(13,658)

Loss from Continuing Operations Before Income Taxes	(12,763)	(328)		(13,091)
Income tax expense	(132)	—		(132)
Loss from Continuing Operations	$(12,895)	$(328)		$(13,223)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.72)			$(0.74)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.72)			$(0.74)

Weighted Average Shares Outstanding:
Basic	17,930			17,930
Diluted	17,930			17,930
Notes:
(1)     Eliminate results of operations for the Cumulative Subleases
(2)    Straight line rental revenue resulting from the Cumulative Subleases

(3)	Eliminate management's estimated general and administrative expense related to the Cumulative Subleases
(4)     Imputed interest payments on special rent
(5)    Eliminate interest expense on line of credit